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                                                                   EXHIBIT 23.1

                CONSENT OF ERNST & YOUNG, LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 of Valentis, Inc. (formerly Megabios Corp.) pertaining to options assumed by Valentis, Inc. originally granted under the GeneMedicine, Inc. 1993 Stock Option Plan, as amended, of our report dated July 31, 1998, with respect to the financial statements of Valentis, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 1998, filed with the Securities and Exchange Commission.

                                                             ERNST & YOUNG LLP

Palo Alto, California
May 4, 1999